Exhibit 99.1

Veradigm Inc. Receives Nasdaq Notice

Regarding Delayed Form 10-Q Filing

CHICAGO – November 17, 2023 – Veradigm Inc. (NASDAQ: MDRX) announced today that, as expected, it received a notice from Nasdaq indicating that the Company remains noncompliant with Nasdaq Listing Rule 5250(c)(1) because the Company has not filed its Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (the “Q1 Form 10-Q”), Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 (the “Q2 Form 10-Q”) and Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the “Q3 Form 10-Q”, and together with the Q1 Form 10-Q and the Q2 Form 10-Q, the “Form 10-Qs”). Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all periodic reports with the Securities and Exchange Commission (the “SEC”).

The Company previously received notices (the “Prior Notices”) from Nasdaq on March 20, 2023, on May 18, 2023 and on August 16, 2023 that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company had not timely filed the Form 10-K and each of the Q1 Form 10-Q and the Q2 Form 10-Q. The Company received notice (the “Additional Notice”) from Nasdaq on November 14, 2023 that it was not in compliance with Nasdaq Listing Rule 5250(c)(1) because the Company had not timely filed the Q3 Form 10-Q.

As previously disclosed, the Company did not regain compliance within the expiration of the 180-day extension that was previously granted by Nasdaq, and as a result, on September 20, 2023, the Company received notice (the “Delisting Notice”) from Nasdaq that the Company’s shares would be delisted. On September 27, 2023, the Company appealed Nasdaq’s determination in accordance with the procedures set forth in the Nasdaq Listing Rules and requested a hearing (the “Hearing Request”) before a Nasdaq Hearings Panel (the “Panel”). The Hearing Request temporarily stayed any suspension of trading through October 12, 2023, and requested that the temporary stay be extended until the Panel issues a final decision on the matter. On October 6, 2023, the Company received notice from Nasdaq that the temporary stay of delisting had been extended pending a hearing before the Panel on November 16, 2023, and the issuance of a final Panel decision. A hearing before the Panel was conducted on November 16, 2023, but a final Panel decision has not yet been rendered.

The Prior Notices and the Additional Notice have no immediate effect on the listing of the Company’s common stock on the Nasdaq Global Select Market. The Company plans to file its Form 10-K and the Form 10-Qs as soon as practicable; however, no assurance can be given as to the definitive date on which such periodic reports will be filed or the final decision of the Panel regarding a delisting of the Company’s common stock.

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions, all working together to transform healthcare insightfully. For more information on Veradigm, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, and YouTube

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@veradigm.com

© 2023 Veradigm Inc. and/or its affiliates. All Rights Reserved.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s beliefs and expectations relating to the filing of the Form 10-K and Form 10-Qs. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aim,” “hopes,” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, a further material delay in the Company’s financial reporting, including as a result of an inability to timely prepare restated financial statements, unanticipated factors or factors that the Company currently believes will not cause delay, the impacts of the previously disclosed internal investigation by the Audit Committee of the Company’s Board of Directors, including on the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments, the possibility that the ongoing review may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices, the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting, the possibility that the Company is unable to regain compliance with, or thereafter continue to comply with, Nasdaq Listing Rule 5250(c)(1), or experience violations of additional Nasdaq Listing Rules, the possibility that the Panel may reach a final decision to delist the Company’s securities and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.